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                                                             Exhibit 99.B(23)(o)

                                POWER OF ATTORNEY


     We, the undersigned directors of The Boyar Value Fund, Inc. (the "Fund"), hereby constitute and appoint Elizabeth Lawrence and Arthur Jensen, and each of them acting singly, to be our true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for us, in each of our names and capacity as director of the Fund, (i) any Registration Statement on Form N-1A, Form N-14, N-2 or any other applicable registration form under the Investment Company Act of 1940, as amended, and/or under the Securities Act of 1933, as amended, and any and all amendments thereto filed by the Fund, (ii) any application, notice or other filings with the Securities and Exchange Commission, and (iii) any and all other documents and papers relating thereto, and generally to do all such things in each of our names and on behalf of us as directors of the Fund to enable the Fund to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and the rules thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to any and all Registration Statements or applications and amendments to said Registration Statements or applications.

     IN WITNESS WHEREOF, we have hereunder set our hands on this 31 day of March, 2004.


/s/ Mark A. Boyar                           Chairman and Chief
Mark A. Boyar                               Executive Officer


/s/ Henry A. Alpert                         Director
Henry A. Alpert


/s/ Richard Finkelstein                     Director
Richard Finkelstein


/s/ A.F. Petrocelli                         Director
A.F. Petrocelli


/s/ Jay Petschek                            Director
Jay Petschek